Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Owens Realty Mortgage, Inc. on Form S-4 of our report dated March 29, 2012 on the financial statements of Owens Mortgage Investment Fund, a California Limited Partnership for the year ended December 31, 2011, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Crowe Horwath LLP

San Francisco, California
October 11, 2012